THE HARTFORD

EXCESS PENSION PLAN II

Including Amendments Adopted Through July 2012

THE HARTFORD EXCESS PENSION PLAN II
The Hartford Excess Benefit Plan II (the "Plan") was effective as of January 1, 1988. The purpose of the Plan was to provide those employees participating in the Hartford Fire Insurance Company Retirement Plan for U.S. Employees (now The Hartford Retirement Plan for U.S. Employees) (the “Retirement Plan”) benefits which would have been payable under the Retirement Plan but for the limitations imposed on qualified plans by Section 415 of the Internal Revenue Code. Effective as of January 1, 1988, the Hartford Select Management Plan II was authorized by the Board of Directors of Hartford Fire Insurance Company to pay supplemental benefits to certain select management or highly compensated employees who have qualified for benefits under the Retirement Plan.
As of December 19, 1995 the Hartford Select Management Plan II was merged into the Hartford Excess Benefit Plan II and the surviving Plan was amended to accept the liabilities under ITT Hartford Excess Pension Plan I attributable to all participants thereunder other than former or then-current Presidents, Chairman, Chief Executive Officers, Chief Operating Officers or Executive Vice Presidents of Hartford Fire Insurance Company and renamed the ITT Hartford Excess Pension Plan II.
As of May 22, 1997, Hartford Life was authorized to participate in the Plan with respect to its employees. This Plan was amended and restated as of December 19, 1995, including amendments through May 22, 1997 and, effective as of May 2, 1997, was renamed the Hartford Excess Pension Plan II.
Effective January 1, 2009, the Plan, including all amendments adopted prior thereto, was further amended and restated in the form of this document, in order to comply with final regulations issued under Section 409A of the Internal Revenue Code. This Plan is intended to comply with Section 409A of the Code, and no action taken by the Corporation shall be construed in a manner that would result in the imposition of an additional tax on Participants under Section 409A of the Code.
All benefits payable under this Plan, which is intended to constitute both an unfunded excess benefit plan under Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA, shall be paid out of the general assets of the Corporation. The Corporation may establish and fund a trust in order to aid it in providing benefits due under the Plan.
The Retirement Plan was amended, effective January 1, 2009, to provide all Participants accruing service on or after that date with Hartford Credits and Interest Credits under a Cash Balance formula. Whereas, as of December 31, 2012, Hartford Credits will cease under the Cash Balance formula of the Retirement Plan, such that only Interest Credits shall continue to be credited thereafter under that formula, effective as of December 31, 2012, Hartford Credits under this Plan shall likewise cease and only Interest Credits shall thereafter be credited.

THE HARTFORD

EXCESS PENSION PLAN II

ARTICLE    Page
ARTICLE I DEFINITIONS    2
ARTICLE II PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS    8
2.01 Participation    8
2.02 Amount of Benefits    9
2.03 Vesting    11
2.04 Payment of Benefits    11
2.05 Payment Upon the Occurrence of a Change of Control    25
ARTICLE III GENERAL PROVISIONS    27
3.01 Funding    27
3.02 Duration of Benefits    27
3.03 Discontinuance and Amendment    28
3.04 Termination of Plan    28
3.05 Plan Not a Contract of Employment    29
3.06 Facility of Payment    29
3.07 Withholding Taxes    30
3.08 Nonalienation    30
3.09 Forfeiture for Cause    30
3.10 Claims Procedure    30
3.11 Construction    32
ARTICLE IV PLAN ADMINISTRATION    35
4.01 Responsibility for Benefit Determination    35
4.02 Duties of Committee    35
4.03 Procedure for Payment of Benefits Under the Plan    35

THE HARTFORD
EXCESS PENSION PLAN II
ARTICLE I
DEFINITIONS
The following terms when capitalized herein shall have the meanings assigned below.

1.01	Act shall mean the Securities Exchange Act of 1934, as amended.

1.02	Annuity Commencement Date shall mean a Participant's annuity starting date with respect to benefits payable to him or her on his or her behalf under this Plan.

1.03	Associated Company shall mean any division, subsidiary or affiliated company of the Corporation not participating in the Plan which is an Associated Company, as defined in the Retirement Plan.

1.04
Beneficial Owner shall mean any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (a) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii)

above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (b) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

1.05	Beneficiary shall mean the spouse to whom the Member is married on his or her Annuity Commencement Date or his or her date of death, if earlier.

1.06	Board of Directors shall mean the Board of Directors of the Corporation.

1.07	Change of Control shall mean:

(i)
a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person, other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation is the Beneficial Owner of forty percent or more of the outstanding stock of the Corporation entitled to vote in the election of directors of the Corporation;

(ii)
any Person other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of fifteen percent or more of the outstanding stock of the Corporation entitled to vote in the election of directors of the Corporation (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

(iii)
any merger, consolidation, recapitalization or reorganization of the Corporation approved by the stockholders of the Corporation shall be consummated, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of the Corporation entitled to vote in the election of directors of the Corporation immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of the Corporation entitled to vote in the election of directors of the Corporation immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Corporation, such surviving entity or any subsidiary of such surviving entity;

(iv)
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation approved by the stockholders of the Corporation shall be consummated; or

(v)
within any 24 month period, the persons who were directors of the Corporation immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Corporation, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (iii) or (iv).

1.08	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.09	Committee shall mean the Pension Administration Committee under the Retirement Plan.

1.10
Company shall mean Hartford Fire or any successor by merger, purchase or otherwise with respect to its employees and any other Employer (as that term is defined in the Retirement Plan) authorized by the Board of Directors to participate in the Plan with respect to its employees.

1.11
Company Pension Plan shall mean any tax qualified defined benefit plan other than the Retirement Plan maintained by the Corporation, the Company, an Associated Company, New ITT or one of its associated companies, or ITT Industries or one its associated companies.

1.12
Corporation (the “Plan sponsor”) shall mean The Hartford Financial Services Group, Inc. or any successor by merger, purchase or otherwise. The Hartford Financial Services Group, Inc. is the sponsor of the Plan.

1.13
Deferred Compensation Program shall mean any nonqualified deferred compensation plan maintained by the Corporation, the Company, an Associated Company, New ITT or one of its associated companies, or ITT Industries or one of its associated companies.

1.14	Eligible Employee shall mean a person who is a member of the Retirement Plan not eligible to participate in the Hartford Excess Pension Plan IA or IB and who is determined by the Corporation as eligible to participate in the Plan. A person who is currently earning benefits under any other qualified pension or similar plan of the Company other than The Hartford Investment and Savings Plan is not an Eligible Employee. An employee who provided services to PLANCO, LLC or Hartford Life Distributors, LLC (formerly, PLANCO Financial Services, LLC) shall be eligible to participate in this Plan with respect to eligible compensation received after January 1, 2012.

1.15	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16
Excess Benefit Portion shall mean the portion of the Plan which is intended to constitute an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of Title I of ERISA which provides benefits not otherwise payable under the Retirement Plan due to restrictions imposed by Section 415 of the Code.

1.17	Hartford Fire shall mean Hartford Fire Insurance Company or a successor by merger, purchase or otherwise with respect to its employees.

1.18	ITT Industries shall mean the ITT Industries, Inc., an Indiana corporation, as constituted on and after December 19, 1995.

1.19	New ITT shall mean ITT Corporation, a Nevada corporation, as constituted on and after December 19, 1995.

1.20	Participant shall mean an Eligible Employee who is participating in the Plan pursuant to Section 2.01 hereof.

1.21
Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include: (a) the Corporation, any subsidiary of the Corporation or any other Person controlled by the Corporation, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or (c) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of securities of the Corporation.

1.22	Plan shall mean the Hartford Excess Pension Plan II effective January 1, 2009, as set forth herein or as amended from time to time.

1.23	Plan Year shall mean the calendar year.

1.24	Retirement Plan shall mean The Hartford Retirement Plan for U.S. Employees, as amended from time to time.

1.25
Select Management Portion shall mean the portion of the Plan, other than the Excess Benefit Portion, which is intended to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA.

ARTICLE II
PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS
2.01    Participation.

(a)
An Eligible Employee shall participate in the Excess Benefit Portion of the Plan provided such Eligible Employee's annual retirement allowance or vested benefit at the time of payment under the Retirement Plan exceeds the limitations imposed by Code Section 415(b) or 415(e).

(b)
An Eligible Employee shall participate in the Select Management Portion of the Plan provided such Eligible Employee's annual retirement allowance or vested benefit at the time of payment under the Retirement Plan is limited by reason of the Code Section 401(a)(17) limitation on Compensation (as that term is defined in the Retirement Plan).

(c)
(i)    A former Eligible Employee who was a Participant in the Hartford Excess Benefit Plan II receiving benefit payments thereunder as of December 18, 1995 shall continue to be a Participant in the Excess Benefit Portion of this Plan.

(ii)
A former Eligible Employee who was a Participant in the Hartford Select Management Plan II receiving benefit payments thereunder as of December 18, 1995 shall continue to be a Participant in the Select Management Portion of this Plan.

(d)
A Participant's participation in the Plan shall terminate upon the earlier of the Participant's death or other termination of employment with the Company and all Associated Companies unless a benefit is payable under the Plan with respect to the Participant or his or her Beneficiary under the provisions of this Article II.

2.02	Amount of Benefits. A Participant's benefit under this Article II shall be equal to the excess, if any, of (a) over (b) as determined below:

(a)
the monthly retirement allowance or vested benefit which would have been payable under the Retirement Plan (including any severance pay period that may be taken into account under the Retirement Plan for purposes of determining eligibility for Final Average Pay formula early retirement benefits), commencing as of the date that payments hereunder commence, determined

(i)
prior to the application of any offset required pursuant to an applicable Appendix of the Retirement Plan with respect to benefits payable under any other Company Pension Plan (as defined in Section 1.11);

(ii)	without regard to the provisions contained in the Retirement Plan relating to the maximum limitation on benefits under Section 415 of the Code;

(iii)	without regard to the limitation on Compensation resulting from the Annual Dollar Limit applicable under Section 401(a)(17) of the Code;
over
(b)    the sum of the following amounts:
(i)    the monthly retirement allowance or vested benefit which would have been payable under the Retirement Plan (including any severance pay period that may be taken into account under the Retirement Plan for purposes of determining eligibility for Final Average Pay formula early retirement benefits), commencing as of the date that payments hereunder commence, determined

(1)
prior to the application of any offset required pursuant to an applicable Appendix of the Retirement Plan with respect to benefits payable under any other Company Pension Plan (as defined in Section 1.11);

(2)	with regard to the provisions contained in the Retirement Plan relating to the maximum limitation on benefits under Section 415 of the Code; and

(3)	with regard to the limitation on Compensation resulting from the Annual Dollar Limit applicable under Section 401(a)(17) of the Code; and

(ii)
the amount of the benefit payable to the Participant under the ITT Corporation Excess Pension Plan II (or any successor plan thereto) or the ITT Industries Excess Pension Plan II (or any successor plan thereto) or any other nonqualified defined benefit plan maintained by an Associated Company with respect to any service which is recognized as Benefit Service for purposes of the computation of benefits under the Retirement Plan.

For purposes of this Section 2.02, if any benefit described in (b)(ii) above is payable in a form other than a single life annuity commencing on the Participant's Annuity Commencement Date, such benefit shall be converted to a single life annuity commencing on such date of Actuarial Equivalent value (as defined in the Retirement Plan).

2.03    Vesting

(a)
A Participant shall be vested in, and have a nonforfeitable right to, the benefit payable under this Article II to the same extent as the Participant is vested in his or her Accrued Benefit (as that term is defined in the Retirement Plan) under the provisions of the Retirement Plan.

(b)
Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control, all Participants and their Beneficiaries shall become fully vested in the benefits provided under this Plan.

2.04    Payment of Benefits

(a)	Benefits That Commenced Prior to January 1, 2009
Except as otherwise provided in Section 2.05, in accordance with transition rules promulgated by the Internal Revenue Service under Section 409A of the Code, benefits payable with respect to Plan participants that commenced prior to January 1, 2009 shall continue to be payable in accordance with the Plan provisions in effect at the time that those benefits commenced, under which Plan benefits are payable in accordance with the form, frequency and duration of benefit payments under the Retirement Plan.

(b)	Benefit Commencement Date on or After January 1, 2009
Except as otherwise provided in Section 2.05, in the event of a Participant's retirement or other termination of employment with the Company on or after January 1, 2009, or in the event of the commencement of vested benefits with respect to a Participant who terminated employment prior to January 1, 2009 but who had not, as of December 31, 2008, commenced receiving his benefits under the Plan, such Participant shall receive the benefit payable under Section 2.02, to the extent vested pursuant to Section 2.03, in the form and at the time as the Participant elected (1) prior to January 1, 2009, in the case of a Participant who became a Participant prior to 2009, or (2) prior to the January 31 following the year in which a person first became a Participant, in the case of an Eligible Employee who was not a Participant prior to 2008. There are two formulas under the Plan that correspond to the two formulas under the Retirement Plan – an Excess Pension Plan Final Average Pay formula that provides benefits in excess of what can be provided by the Retirement Plan’s final average pay formula, and an Excess Pension Plan Cash Balance formula that provides benefits in excess of what can be provided by the Retirement Plan’s cash balance formula. If the form of payment of any Excess Pension Plan Final Average Pay formula benefit is other than a single life annuity over the life of the Participant, or if the form of payment of any Excess Pension Plan Cash Balance formula benefit is other than a lump sum, the benefit shall be adjusted as provided in the Retirement Plan to reflect the different payment form, and, if the commencement of any Excess Pension Plan Final Average Pay formula payments is other than the Participant’s Normal Retirement Date, as defined in the Retirement Plan, the benefit shall also be adjusted as provided in the Retirement Plan to reflect the different Annuity Commencement Date.
Participants shall make different time and form of payment elections with respect to their Excess Pension Plan Final Average Pay formula benefit (applicable to Eligible Employees who were originally hired before January 1, 2001, and whose pensionable compensation for one or more years through 2008 exceeded the maximum amount that could be taken into account under the Retirement Plan), and their Excess Pension Plan Cash Balance formula benefit (applicable to Eligible Employees who were originally hired on or after January 1, 2001, and, after January 1, 2009, to Eligible Employees who were previously covered by the Final Average Pay formula and whose pensionable compensation for any year exceeded the Retirement Plan maximum amount). For purposes of the Excess Pension Plan Cash Balance formula, a Participant’s benefit as of any date is determined by the Participant’s account balance (including Hartford Credits for pensionable compensation that exceeds the Compensation that can be taken into account under the Retirement Plan, and Interest Credits thereon, as the amount of such Hartford Credits and Interest Credits are defined under the Retirement Plan).
If the present value of a Participant’s total vested Excess Pension Plan benefit (Final Average Pay formula and Cash Balance formula benefits combined, plus benefits under any other nonqualified defined benefit plan) is less than the Code Section 402(g) limit ($16,500, as adjusted for inflation after 2009), the Participant’s benefit will automatically be paid to the Participant in a single lump sum, rather than in accordance with any election made by the Participant or any default rule. For this purpose, the present value of a Participant’s Final Average Pay formula benefit will be determined based on the actuarial assumptions used for purposes of small lump sum cash-outs under the Retirement Plan. With respect to a Participant whose employment terminated prior to January 1, 2009, any such lump sum payment shall be made within 90 days of June 1, 2009, based on the present value as of June 1, 2009. With respect to a Participant whose employment terminates on or after January

1, 2009, any such lump sum payment shall be made within 90 days of the Participant’s separation from service, based on the present value as of that time. If the present value of the Participant’s total vested benefit is greater than the Code Section 402(g) limit, a Participant will receive benefits in the form the Participant selects (or in the default form of payment, in the absence of an election).
(i)     Final Average Pay Formula – Form of Payment
The sole form of distribution available under the Excess Pension Plan – Final Average Pay formula is an annuity. A Participant must select the specific form of actuarially-equivalent annuity payment (i.e. Single Life Annuity, 50% Joint & Survivor Annuity, or 25%, 50%, 75% or 100% Contingent Annuity) by the date that Final Average Pay formula payments are to commence. If a Participant does not make a distribution election by the date that the Final Average Pay formula payments are to commence, the default form of payment under the Excess Pension Plan – Final Average Pay formula is a Single Life Annuity if the Participant is single, or a 50% Joint & Survivor Annuity if the Participant is married.
Timing of payments - A participant in the Excess Pension Plan Final Average Pay formula can timely elect, as described above, that such Final Average Pay benefits begin either (i) as of the later of separation from service or any time between ages 50 and 65, or (ii) upon separation from service (but not earlier than age 50). For purposes of the Plan, a Participant separates from service when the Participant either stops working, or when the level of services provided – whether as an employee or as an independent contractor –permanently decreases to no more than 20% of the average level of services provided during the prior 36 months. Separation from service shall be determined in accordance with policies or practices that the Company shall adopt in accordance with, or as otherwise determined pursuant to, Section 409A of the Code and the regulations and guidance promulgated thereunder. In the event that payments begin upon separation from service, the first payment shall be made within the 90 day period starting with the first day of the third month following the date of separation from service, and such first payment shall include payments for any months (following attainment of age 50) that are after the later of separation from service or the end of any notice period.
Default timing rule – A participant in the Excess Pension Plan – Final Average Pay formula who does not make a timely election, as described above, as to when benefits are to begin will automatically begin receiving benefits the later of (1) attainment of age 50 (in which case the first payment shall be made within the 90 day period starting with the first day of the month following attainment of age 50, or (2) upon separation from service (in which case the first payment shall be made within the 90 day period starting with the first day of the third month following the date of separation from service, and such first payment shall include payments for any months after the later of separation from service or the end of any notice period). Notwithstanding the above, a Participant whose employment terminated prior to January 1, 2009, and who on January 1, 2009 has attained age 50, and who does not make a payment timing election prior to January 1, 2009, and who has not previously commenced payments, shall begin receiving benefits during the

90 day period starting on June 1, 2009.
Changing the Form or Timing of a Distribution Election – A Participant may change either the form or timing of a prior Final Average Pay benefit distribution election (or default provision), provided, however, that such a change may not delay the benefit commencement date beyond the later of the time the Participant attains age 65 or separates from service. After December 31, 2008, in accordance with final regulations promulgated under Section 409A of the Code, a Participant who wishes to change the timing of a previously-elected (or default) benefit commencement date, is subject to the following restrictions:

•	the new election cannot take effect until at least 12 months after the date of the new election,

•	the election change must provide for a new payment date that is at least five years after the originally scheduled payment date, and

•	the new election may not be made less than 12 months prior to the date of the first scheduled payment.
(ii)     Cash Balance Formula – Form of Payment
A Participant in the Excess Pension Plan Cash Balance formula can elect that Cash Balance formula benefits begin upon separation from service, or as of the later of separation from service or any age up until attainment of age 65. An Eligible Employee who became a Participant in the Excess Pension Plan prior to 2009 can elect by December 31, 2008 whether to receive any vested Excess Pension Plan Cash Balance formula benefit as an annuity or in a lump sum, and when payment is to begin. Such Cash Balance formula election is separate from any election with respect to the Excess Pension Plan Final Average Pay formula for a Participant who was hired prior to January 1, 2001 and is covered under both formulas. An Eligible Employee who first becomes a participant in the Excess Pension Plan in 2008 or later must elect, by January 31 following the calendar year in which the Participant first becomes eligible to participate, when and how (either as a lump sum or as an annuity) the Participant will receive any Excess Pension Plan Cash Balance formula benefit. If the Participant does not make a timely distribution election, the default form of payment for the Excess Pension Plan Cash Balance formula benefit is a lump sum payment payable upon separation from service (in which case payment shall be made within the 90 day period starting with the first day of the third month following the date of separation from service). Notwithstanding the preceding sentence, a Participant whose employment terminated prior to January 1, 2009, and who does not make a timely distribution election prior to January 1, 2009, and who has not previously commenced payment, shall receive a lump sum payment of the Participant’s Cash Balance formula account during the 90 day period starting on June 1, 2009.
Excess Pension Plan Cash Balance Formula – Form of Distribution – A Participant may elect either an actuarially-equivalent annuity or lump sum distribution option under the Excess Pension Plan Cash Balance formula. If an annuity is elected, the Participant may select the specific form of actuarially-equivalent annuity payment (i.e., Single Life Annuity, 50% Joint

& Survivor Annuity, or 50% or 75% Contingent Annuity option) before the date the benefit is scheduled to commence.
Excess Pension Plan Cash Balance Formula – Timing of Distribution – With respect to any Excess Pension Plan Cash Balance formula benefit, a Participant can elect that benefits be paid following separation from service or as of any later age up to attainment of age 65, as described above. A Participant may subsequently change either the form or timing of a distribution election. However, a change may not delay the benefit commencement date beyond the later of the time the Participant attains age 65 or following separation from service. After December 31, 2008, if a Participant wishes to change the timing of the benefit commencement date, or to change the Excess Pension Plan Cash Balance formula benefit election from an annuity to a lump sum, or vice versa, the Participant is subject to the following restrictions:

•	the new election can not take effect until at least 12 months after the date of the new election,

•	the election change must provide for a new payment date that is at least five years after the originally scheduled payment date, and

•	the new election may not be made less than 12 months prior to the date of the first scheduled payment.
(iii)     Impact on specified employees
If a Participant is a “specified employee” as determined under the practices and policies of the Company as established in accordance with Section 409A of the Code, and payments are scheduled to start upon separation from service, then payments shall commence six months after the date the Participant separates from service. In the case of such a delay, the payments that would have been made but for the period of the delay shall be paid in a lump sum during the 10 day period following the six month anniversary of the Participant’s separation from service, together with interest thereon determined based on the interest rate credited for purposes of the Retirement Plan’s Cash Balance formula. Regular monthly annuity payments will then begin, if benefits are being paid in the form of an annuity.
(c)    Final Average Pay Formula -- Death Benefits

(i)	Final Average Pay Formula -- Pre-Retirement Survivor’s Benefit
A Participant’s spouse or other properly elected beneficiary is eligible for this coverage if the Participant is vested in the Plan and dies before pension payments begin, and is eligible for a Survivor’s Benefit under the Retirement Plan. The benefit is payable for the spouse or other beneficiary’s lifetime equal to 50% of the Participant’s adjusted Excess Pension Plan – Final Average Pay formula benefit, where the Participant’s adjusted pension benefit is the retirement or vested benefit that the Participant would have been entitled to under the Excess Pension Plan – Final Average Pay formula if the Participant had terminated employment on the date of death (if then an active employee), survived until the earliest date on which the Participant could have begun receiving payments, commenced receiving payments on that date in the form of a 50% joint and survivor annuity; and died the next day. Survivor benefit payments begin on the first day of the month following the Participant’s date of death (if payments begin before the earliest date on which the Participant could have begun to collect a benefit, the survivor’s benefit payments will be further reduced actuarially, in accordance with the actuarial factors under the Retirement Plan, to reflect the earlier commencement date), and will be paid in the form of an annuity for the life of the survivor. If the total value as of the date of death of the survivor benefit payable (including any benefits payable under the Cash Balance formula portion of the Plan, if applicable) is less than the Code Section 402(g) limit ($16,500, as such amount may be adjusted for inflation after 2009), the pre-retirement survivor benefit will automatically be paid, in the form of a lump sum, within 90 days following the Participant’s death. For purposes of this Section, a Participant’s beneficiary will be the individual designated by the Participant by proper written request to the Company in accordance with the rules and procedures established by the Committee to receive the Pre-Retirement Survivor’s Benefit under the Final Average Pay formula in the event of the Participant’s death. A Participant may designate different individuals as beneficiaries for the Excess Pension Plan – Final Average Pay formula and the Excess Pension Plan – Cash Balance formula. If no individual is specifically designated as beneficiary for purposes of the Pre-Retirement Survivor’s Benefit under the Excess Pension Plan – Final Average Pay formula, or if the designated beneficiary predeceases the Participant, the Participant’s beneficiary will be the Participant’s surviving spouse, or if there is no surviving spouse, then the first living person as follows: (a) a sole individual designated as beneficiary under the Excess Pension Plan – Cash

Balance formula; (b) a sole individual designated as beneficiary under The Hartford Excess Savings Plan; (c) a sole individual designated as beneficiary under The Hartford Investment and Savings Plan; (d) a sole individual designated as beneficiary under the Company's basic group term life insurance plan; (e) a sole individual designated as beneficiary under the Company's optional group term life insurance plan; (f) in the event more than one individual was designated as primary beneficiary under any of the above plans, the oldest of such designated beneficiaries under the first-listed plan in the above order where that designation occurs [should there be multiple beneficiaries named under any of (a)-(e) above, but only one is living, the sole living beneficiary shall be treated as a “sole individual designated as beneficiary” for purposes of any of (a)-(e) above]; (g) the oldest descendant of the Participant; (h) the Participant's father; (i) the Participant's mother; (j) the Participant's oldest brother or sister; (k) the oldest descendant of any deceased brother or sister of the Participant; (l) the Participant's oldest grandparent; (m) the Participant's oldest uncle, aunt or descendants of deceased uncles and aunts; or (n) the oldest descendant of the Participant's last deceased spouse as if the deceased spouse had survived the Participant.
A Participant may change the beneficiary designation at any time, subject to the Participant’s spouse’s written notarized consent if the Participant is married, by completing a beneficiary designation form. A Participant may not name more than one person, nor may a Participant name a trust or estate, as beneficiary for purposes of the Excess Pension Plan – Final Average Pay formula benefit. Unless a later date is specified, a new beneficiary designation is effective on the first day of the month that falls on or follows the date the completed beneficiary designation form is received by the Company or its designated representative.

(ii)	Final Average Pay Formula: Dependent Spouse/Dependent Domestic Partner Benefit
The Dependent Spouse/Dependent Domestic Partner Benefit provides monthly income to a surviving dependent spouse or dependent domestic partner. This benefit income is paid regardless of the payment method elected under the Final Average Pay formula. A dependent spouse or dependent domestic partner of a deceased active employee or retiree entitled to benefits under the Final Average Pay formula will qualify for these benefits if the Participant meets all of the following requirements and is entitled to a Dependent Spouse/Dependent Domestic Partner Benefit under the Retirement Plan:

•	Was married to the dependent spouse (or was the domestic partner) for at least five years before death occurs;

•	Was married to the dependent spouse (or was the domestic partner) before the Participant reaches age 60; and

•	Had 20 years of Eligibility Service, as defined in the Retirement Plan, and was age 50, or had 25 years of Eligibility Service regardless of age.
A dependent spouse or dependent domestic partner is one who earns less than one-half of the total earned income of the couple during the three calendar years preceding the earlier of:

•	The retirement of the spouse or domestic partner;

•	The retirement of a retiree; or

•	The death of the employee or retiree.
Benefit payments begin on the first day of the month following the Participant’s death, and are payable as an annuity for the life of the surviving dependent spouse or dependent domestic partner. In the event of the death of an active employee, the monthly income of the Participant’s dependent spouse or dependent domestic partner (as described above) will equal 50% of the Participant’s Excess Pension Plan – Final Average Pay benefit computed as of the time of death. In the event of the death of an eligible retired Participant, the monthly payment to the dependent spouse or dependent domestic partner will be equal to 50% of the Participant’s earned Excess Pension Plan – Final Average Pay benefit. If the dependent spouse or dependent domestic partner is more than five years younger than the Participant, the benefit will be reduced on the same basis as under the Retirement Plan.

(d)	Cash Balance Pay Formula -- Death Benefits
In the event a vested Participant dies prior to commencement of the Participant’s Cash Balance formula benefit, the Participant’s beneficiary will receive the Participant’s full account balance as a lump sum payment within 90 days of the Participant’s death. Unless the Participant elects otherwise, a Participant’s beneficiary under the Excess Pension Plan - Cash Balance formula is the same as the beneficiary under the Retirement Plan’s Cash Balance formula. A Participant may designate a different beneficiary for the Excess Pension Plan – Cash Balance formula, and may change that beneficiary election at any time, subject to the Participant’s spouse’s written, notarized consent if the Participant is married. A Participant may not name more than one person as beneficiary. However, a Participant may name an estate or trust as beneficiary with respect to the Excess Pension Plan – Cash Balance formula benefit. Unless a later date is specified, a new designation is effective on the first day of the month that falls on or follows the date a completed beneficiary designation form is received by the Company or its designated representative.
If there is no surviving beneficiary designated for purposes of the Excess Pension Plan – Cash Balance formula (and there is no beneficiary designated under the Retirement Plan’s Cash Balance formula), any Cash Balance formula survivor benefit will automatically be paid to the Participant’s spouse, if any, and otherwise to the Participant’s estate.

2.05    Payment Upon the Occurrence of a Change of Control. Upon the occurrence of a Change of Control that also constitutes a “change in control” as defined in the regulations promulgated under Section 409A of the Code, (i) all retired Participants then receiving or then entitled to receive a retirement allowance under the Plan, (ii) all former Participants then receiving or then entitled to receive a vested benefit hereunder, and (iii) all Participants who are then still in active service shall automatically receive, in a single lump sum payment, the benefit remaining due as of the Change of Control to any such retired or former Participant or the benefit, if any, accrued by such active Participant up to the Change of Control and as determined under Section 2.02 hereof. The amount of such lump sum payment shall be equal to the sum of (i) the Participant’s Cash Balance Account, if any, plus (ii) the present value of the Participant’s Final Average Pay benefit, if any, where such present value is calculated on an actuarial basis determined by the Committee, using the interest rate assumption for immediate annuities or, where applicable, deferred annuities used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month in which such Change of Control occurs. The lump sum payment shall be made within 90 days following the first of the month after the Change of Control. In the event the Participant dies after such Change of Control but before receiving such payment, the lump sum payment shall be made to his or her Beneficiary. The calculation of a lump sum payment hereunder shall be made on the basis of the Participant's age at the Change of Control and without regard to the possibility of any future changes after the Change of Control in the amount of benefits payable hereunder because of future changes in the limitations referred to in Section 2.02 hereof. The lump sum payment represents a complete settlement of all benefits on the Participant's behalf under the Plan. To the extent that benefits are not payable because a Change of Control does not constitute a “change in control” as defined in the regulations promulgated under Section 409A of the Code, payment shall be made at the time otherwise specified under the Plan without regard to the occurrence of the Change of Control.

ARTICLE III
GENERAL PROVISIONS
3.01    Funding.

(a)
All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b)
The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

(ii)	the Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

(iii)
the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company's general creditors and that the rights of such general creditors are enforceable by them under federal and state law.

3.02
Duration of Benefits. Benefits shall accrue under the Plan on behalf of a Participant only for so long as (a) the provisions of Section 415 or 401(a)(17) of the Code limit the benefits that are payable under the Retirement Plan.

3.03
Discontinuance and Amendment. The Board of Directors reserves the right to modify, amend, or discontinue in whole or in part, benefit accruals under the Plan at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, amendment or discontinuance and after the occurrence of a Change of Control, no modification or amendment shall be made to Section 2.05. Notwithstanding the foregoing, following any amendment and except as provided in Article II with respect to lump sum payments hereunder, benefits may be adjusted as required to take into account the amount of benefits payable under the Retirement Plan after the application of the limitations referred to in Section 2.02 hereof.

3.04
Termination of Plan. The Board of Directors reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan,

(a)
the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Retirement Plan because of the limitations referred to in Section 2.02 hereof, and

(b)
no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and his or her Beneficiary shall retain the right to benefits hereunder; provided that, on or after the effective date of termination,

(i)	the Participant is vested under the Retirement Plan and

(ii)	such benefits are not at any time otherwise payable under the Retirement

Plan because of the limitations imposed by Section 415 or 401(a)(17) of the Code.
Notwithstanding the foregoing, the Plan may not be terminated upon the occurrence of a Change of Control unless and until all Participants have been paid all benefits due under the Plan. All other provisions of this Plan shall remain in effect.

3.05
Plan Not a Contract of Employment. This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat him or her without regard to the effect which such treatment might have upon him or her under this Plan. Each Participant and all persons who may have or claim any right by reason of his or her participation shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

3.06
Facility of Payment. In the event that the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident or is a minor or has died, the Committee may, unless claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due him, to the extent not payable from a grantor trust, be paid on his or her behalf to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

3.07	Withholding Taxes. The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes, including FICA taxes.

3.08
Nonalienation. Subject to any applicable law, and except as may be required under the terms of a qualified domestic relations order regarding which the Committee or its delegate received notice prior to July 1, 2012, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits. Effective July 1, 2012, no domestic relations order, other than an order which the Committee or its delegate received notice of prior to July 1, 2012, shall be accepted for this Plan.

3.09
Forfeiture for Cause. In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in his or her relationship with the Company, all benefits that would otherwise be payable to him or her to his or her spouse or a Beneficiary under the Plan shall be forfeited.

3.10	Claims Procedure
(a)    Submission of Claims
Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.
(b)    Denial of Claim
If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth
(i)    the specific reason or reasons for the denial;
(ii)    specific reference to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)    an explanation of the Plan's claim review procedure.
If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.
(c)    Claim Review Procedure
The claimant or his or her authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.
Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.
(d)    Exhaustion of Remedy
No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this Section.

3.11	Construction

(a)
The Plan is intended to constitute both an excess benefit arrangement and an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Section 201(2), Section 301(a)(3), and Section 401(a)(1) of ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of Connecticut, to the extent such laws are not superseded by applicable federal law.

(b)	The Plan is intended to satisfy the applicable requirements of Section 409A of the Code and regulations and guidance thereunder, and shall be operated and interpreted consistent with that intent.  If the Committee determines, in good faith, that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A of the Code, the Committee shall modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A of the Code (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance.  In no event shall the Company have any liability or obligation with respect to any taxes, penalties or interest for which a Member may become liable as a result of the application of Section 409A of the Code.  Any determinations by the Committee shall be final and binding on all parties. The Plan has been administered in good faith compliance with Section 409A and the guidance issued thereunder from January 1, 2005 through December 31, 2008.

(c)	The masculine pronoun shall mean the feminine wherever appropriate.

(d)	The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(e)	The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

ARTICLE IV
PLAN ADMINISTRATION
4.01    Responsibility for Benefit Determination
The benefit of a Participant, spouse, or Beneficiary under this Plan shall be determined by the Committee, as provided in Section 4.02 below.
4.02    Duties of Committee
The Committee shall calculate, in accordance with Article II, the benefit of each Participant, spouse, or Beneficiary under the Plan. The Committee shall have full discretionary authority to resolve any question which shall arise under the Plan as to any person's eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment, or the identity of the Beneficiary. Such question shall be resolved by the Committee under rules uniformly applicable to all persons or employees similarly situated.
The power to amend the Plan, subject to the restrictions of Section 3.03, has been delegated to the Committee, provided that such amendment, in the judgment of the Committee, does not involve a material cost to the Company.
4.03    Procedure for Payment of Benefits Under the Plan

With respect to any benefit to which a Participant, spouse, or Beneficiary is entitled under this Plan, the Committee (i) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Corporation, the Company and/or the Committee regarding the disbursement of amounts from the general funds of the Corporation and (ii) shall arrange, in conjunction with any other applicable excess benefit plan, for the payment of benefits under the Plan and/or any other applicable excess benefit plan.